EXHIBIT 99.1

RPX Announces Second Quarter 2014 Financial Results

SAN FRANCISCO – July 29, 2014 – RPX Corporation (NASDAQ: RPXC), the leading provider of patent risk management solutions, today announced its financial results for the second quarter ended June 30, 2014.

Financial Highlights

•	Subscription revenue for the second quarter of fiscal 2014 was $64.3 million, up 17% compared to $55.0 million in the prior year period

•	Client count for the second quarter of fiscal 2014 increased by six members bringing our total client network to 184 as of June 30, 2014

“It was another quarter of solid operating results for RPX,” said John Amster, President and CEO. “We grew the network, continued building the insurance business and made good progress rolling out our new initiatives.”

Summary Results

Revenue for the second quarter of fiscal 2014 was $64.3 million, compared to $57.5 million in the prior year period.

Net acquisition spend during the quarter totaled $17.8 million, and included 13 new acquisitions of patent assets, in addition to the exercise of previously negotiated options to acquire licenses for new clients.

GAAP net income for the second quarter was $9.4 million or $0.17 per diluted share, compared to $10.7 million or $0.20 per diluted share in the second quarter of 2013.

Non-GAAP net income for the second quarter, which excludes stock-based compensation and the amortization of acquired intangibles (in each case, net of tax), was $12.9 million or $0.24 per pro forma diluted share[1], compared to $14.0 million or $0.26 per pro forma diluted share[1] in the second quarter of 2013.

As of June 30, 2014, RPX had cash, cash equivalents and short-term investments of $317.6 million.

Business Outlook

This outlook reflects the Company’s current and preliminary view and may be subject to change. Please see the paragraph regarding “Forward-Looking Statements” at the end of this news release.

The Company provided the following business outlook for the third quarter of fiscal 2014:

Subscription revenue[2]	$62.3 - $63.0 million
Fee-related revenue	$0.8 million
Total revenue	$63.1 - $63.8 million
Net income (non-GAAP)	$12.0 - $12.6 million
Effective tax rate (non-GAAP)	37%
Pro forma weighted-average diluted shares outstanding	55.0 million

The Company provided the following business outlook for the full year 2014:

Subscription revenue[2]	$246 - $258 million
Fee-related revenue	$8 - $10 million
Total revenue	$254 - $268 million
Cost of revenue (non-GAAP)	$120 - $124 million
SG&A (non-GAAP)	$51 - $55 million
Net income (non-GAAP)	$53 - $57 million
Effective tax rate (non-GAAP)	37%
Pro forma weighted-average diluted shares outstanding	54.6 million
Net acquisition spend	$135 million

The above outlook is forward-looking. Actual results may differ materially. Please refer to the information under the caption “Use of Non-GAAP Financial Information” below.
 ————————
[1] Pro forma diluted shares computed to give effect to the shares of restricted stock outstanding as of the original date of issuance.
[2] Subscription revenue is comprised of revenue generated from membership subscription services and premiums earned from insurance policies.

Conference Call

RPX management will host a conference call and live webcast for analysts and investors at 2:00 p.m. PDT/5:00 p.m. EDT on July 29, 2014. Parties in the United States and Canada can access the call by dialing 1-888-572-7025, using conference code 1619659. International parties can access the call by dialing 1-719-325-2454, using conference code 1619659.

RPX will offer a live webcast of the conference call which can be accessed from the “Investor Relations” section of the Company’s website at http://ir.rpxcorp.com. An audio replay of the conference call will also be available approximately two hours after the call and will be available for 30 days. To hear the replay, parties in the United States and Canada should call 1-888-203-1112 and enter conference code 1619659. International parties should call 1-719-457-0820 and enter conference code 1619659.

About RPX Corporation

RPX Corporation (NASDAQ: RPXC) is the leading provider of patent risk solutions, offering defensive buying, acquisition syndication, patent intelligence, insurance services and advisory services. Since its founding in 2008, RPX has introduced efficiency to the patent market by providing a rational alternative to litigation. The San Francisco-based company’s pioneering approach combines principal capital, deep patent expertise, and client contributions to generate enhanced patent buying power. By acquiring patents and patent rights, RPX helps to mitigate and manage patent risk for its growing client network.

Use of Non-GAAP Financial Information

This news release dated July 29, 2014 contains non-GAAP financial measures. Tables are provided in this news release that reconcile the non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include non-GAAP cost of revenue, non-GAAP selling, general and administrative expenses, non-GAAP net income, and non-GAAP net income per share.

To supplement the Company’s condensed consolidated financial statements presented on a GAAP basis, management believes that these non-GAAP measures provide useful information about the Company’s core operating results and thus are appropriate to enhance the overall understanding of the Company’s past financial performance and its prospects for the future. Management is excluding from its non-GAAP operating results stock-based compensation expenses (inclusive of related employer payroll taxes), the amortization of acquired intangible assets (other than patents) and related tax effects. Management uses these non-GAAP measures to evaluate the Company’s financial results, and believes these non-GAAP measures may prove useful to investors who wish to consider the impact of certain items when comparing the Company’s financial performance with that of other companies. The adjustments to the Company’s GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company’s underlying operational results, trends and performance. The presentation of additional information should not be considered in isolation or as a substitute for or superior to financial results determined in accordance with GAAP.

Forward-Looking Statements

This news release and its attachments contain forward-looking statements within the meaning of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements regarding the future financial performance of RPX as well as any statements regarding the Company’s strategic and operational plans. The Company’s actual results may differ materially from those predicted or implied in these forward-looking statements. Factors that may contribute to such differences include, among others, the Company’s ability to maintain an adequate rate of growth, the success of the Company’s insurance business and other new initiatives, and the Company’s ability to attract new clients and retain existing clients. Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions or variations intended to identify forward-looking statements. More information about potential factors that could affect the Company’s business and financial results is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent annual report on Form 10-K and its quarterly reports on Form 10-Q on file and available at the SEC’s website at www.sec.gov. The Company does not intend, and undertakes no duty, to update any forward-looking statements to reflect future events or circumstances.

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Contacts:

Investor Relations	Media Relations
JoAnn Horne	Lily Loh
Market Street Partners	RPX Corporation
+1-415-445-3233	+1-415-418-2155
ir@rpxcorp.com	media@rpxcorp.com

RPX Corporation
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenue	$64,293	$57,481	$126,181	$118,675
Cost of revenue	31,542	24,694	60,462	48,364
Selling, general and administrative expenses	18,579	15,736	35,834	30,209
(Gain) loss on sale of patent assets, net	(699)	126	(699)	126
Operating income	14,871	16,925	30,584	39,976
Other income, net	94	63	193	114
Income before provision for income taxes	14,965	16,988	30,777	40,090
Provision for income taxes	5,566	6,291	11,518	14,698
Net income	$9,399	$10,697	$19,259	$25,392

Net income available to common stockholders:	$9,399	$10,691	$19,259	$25,370
Net income available to common stockholders per common share:
Basic	$0.18	$0.21	$0.36	$0.49
Diluted	$0.17	$0.20	$0.35	$0.48
Weighted-average shares used in computing net income available to common stockholders per common share:
Basic	53,203	51,774	53,004	51,489
Diluted	54,776	53,463	54,622	53,055

RPX Corporation
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	June 30, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$118,589	$100,155
Short-term investments	198,965	190,567
Restricted cash	583	364
Accounts receivable	12,385	38,477
Prepaid expenses and other current assets	13,776	10,546
Deferred tax assets	4,082	3,817
Total current assets	348,380	343,926
Patent assets, net	235,501	219,954
Property and equipment, net	4,391	4,667
Intangible assets, net	4,441	1,718
Goodwill	19,978	16,460
Restricted cash, less current portion	1,091	1,454
Other assets	584	622
Total assets	$614,366	$588,801
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$343	$332
Accrued liabilities	8,442	8,784
Deferred revenue	129,009	131,808
Deferred payment obligations	—	500
Other current liabilities	4,418	1,638
Total current liabilities	142,212	143,062
Deferred revenue, less current portion	2,198	5,935
Deferred tax liabilities	12,182	11,654
Other liabilities	3,086	3,227
Total liabilities	159,678	163,878
Stockholders’ equity:
Common stock	5	5
Additional paid-in capital	315,868	305,343
Retained earnings	138,786	119,527
Accumulated other comprehensive income	29	48
Total stockholders’ equity	454,688	424,923
Total liabilities and stockholders’ equity	$614,366	$588,801

RPX Corporation
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2014	2013
Cash flows from operating activities
Net income	$19,259	$25,392
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	59,289	47,798
Stock-based compensation	8,868	8,186
Excess tax benefit from stock-based compensation	(2,006)	(2,009)
(Gain) loss on sale of patent assets	(699)	126
Amortization of premium on investments	3,380	2,995
Deferred taxes	(978)	(1,906)
Other	(500)	13
Changes in assets and liabilities:
Accounts receivable	26,414	216
Other receivables	—	33,775
Prepaid expenses and other assets	(5,274)	(3,348)
Accounts payable	11	130
Accrued and other liabilities	(823)	(1,191)
Deferred revenue	(6,636)	13,202
Net cash provided by operating activities	100,305	123,379
Cash flows from investing activities
Purchases of investments classified as available-for-sale	(106,618)	(98,950)
Maturities of investments classified as available-for-sale	98,920	65,787
Sales of investments classified as available-for-sale	—	1,099
Business acquisition, net of cash	(2,169)	—
Decrease in restricted cash	144	—
Purchases of property and equipment	(790)	(874)
Acquisitions of patent assets	(73,948)	(69,637)
Proceeds from sale of patent assets	860	100
Net cash used in investing activities	(83,601)	(102,475)
Cash flows from financing activities
Proceeds from exercise of stock options and other common stock issuances	2,399	2,727
Tax withholdings related to net share settlements of restricted stock units	(2,675)	—
Excess tax benefit from stock-based compensation	2,006	2,009
Net cash provided by financing activities	1,730	4,736
Net increase in cash and cash equivalents	18,434	25,640
Cash and cash equivalents at beginning of period	100,155	73,638
Cash and cash equivalents at end of period	$118,589	$99,278

RPX Corporation
Reconciliation of Pro Forma Net Income Per Share
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Net income	$9,399	$10,697	$19,259	$25,392
Pro forma net income per share:
Basic	$0.18	$0.21	$0.36	$0.49
Diluted	$0.17	$0.20	$0.35	$0.48
Shares used in computing pro forma net income per share:
Basic:
Basic weighted-average common shares	53,203	51,774	53,004	51,489
Add: Restricted stock	—	31	—	45
Shares used in computing pro forma basic net income per share	53,203	51,805	53,004	51,534
Diluted:
Diluted weighted-average common shares	54,776	53,463	54,622	53,055
Add: Restricted stock	—	31	—	45
Shares used in computing pro forma diluted net income per share	54,776	53,494	54,622	53,100

RPX Corporation
Reconciliation of GAAP to Pro Forma Non-GAAP Net Income Per Share
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Net income	$9,399	$10,697	$19,259	$25,392
Stock-based compensation[1]	5,162	4,658	9,081	8,436
Amortization of acquired intangible assets[2]	257	358	562	718
Income tax adjustments[3]	(1,873)	(1,676)	(3,242)	(2,961)
Non-GAAP net income	$12,945	$14,037	$25,660	$31,585
Pro forma non-GAAP net income per share:
Basic	$0.24	$0.27	$0.48	$0.61
Diluted	$0.24	$0.26	$0.47	$0.59
Shares used in computing pro forma net income per share:
Basic	53,203	51,805	53,004	51,534
Diluted	54,776	53,494	54,622	53,100

RPX Corporation
Reconciliation of GAAP to Non-GAAP Cost of Revenue
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Cost of revenue	$31,542	$24,694	$60,462	$48,364
Amortization of acquired intangible assets[2]	(47)	(56)	(103)	(112)
Non-GAAP cost of revenue	$31,495	$24,638	$60,359	$48,252

RPX Corporation
Reconciliation of GAAP to Non-GAAP Selling, General and Administrative Expenses
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Selling, general and administrative expenses	$18,579	$15,736	$35,834	$30,209
Stock-based compensation[1]	(5,162)	(4,658)	(9,081)	(8,436)
Amortization of acquired intangible assets[2]	(210)	(302)	(459)	(606)
Non-GAAP selling, general and administrative expenses	$13,207	$10,776	$26,294	$21,167

RPX Corporation
Additional Metrics
(in thousands, except client and headcount data)
(unaudited)

	As of and for the Three Months Ended June 30,
Operating Metrics	2014	2013
Number of clients	184	157
Net additions	6	11
Trailing four quarters	27	37
Gross acquisition spend	$18,795	$41,100
Trailing four quarters	$139,162	$201,273
Net acquisition spend	$17,795	$39,100
Trailing four quarters	$131,412	$118,073
Full time equivalent headcount	138	123
	As of and for the Three Months Ended June 30,
Financial Metrics	2014	2013
Subscription revenue[4]	$64,293	$54,979
Fee-related revenue	—	2,502
Total revenue	$64,293	$57,481
Cash, cash equivalents and short-term investments	$317,554	$259,305
Deferred revenue, current and noncurrent	$131,207	$117,573

[1] RPX excludes stock-based compensation and related employer payroll taxes from its non-GAAP financial measures.
[2] RPX excludes amortization expense related to intangible assets (other than patents) acquired in conjunction with the acquisition of businesses from its non-GAAP financial measures.
[3] Amount reflects income taxes associated with the above noted non-GAAP exclusions.
[4] Subscription revenue is comprised of revenue generated from membership subscription services and premiums earned from insurance policies.